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                              EMPLOYMENT AGREEMENT

     This Employment Agreement dated January 25, 1999 (the "Agreement") is entered into by and among Large Scale Biology Corporation, a Delaware corporation ("LSB"), Biosource Technologies, Inc., a California corporation ("Biosource"), and Norman G. Anderson (the "Employee"). With respect to the terms of this Agreement the "Employer" shall be LSB unless and until LSB is consolidated into Biosource at which time the Employer shall be Biosource. The terms of this Agreement shall take effect on the "Effective Date" which shall be the Closing Date as such term is defined in the Agreement and Plan of Reorganization between Biosource and LSB.

     1. Employment. The Employee is hereby employed as Chief Scientist of LSB and, if LSB is consolidated into Biosource, then as Chief Scientist of the successor entity of LSB in Biosource. The Employee hereby accepts such employment with the Employer upon the terms and subject to the conditions set forth herein.

     2. Duties and Responsibilities. The Employee shall perform the services to Employer and functions relating to the office or offices in which Employee is from time to time appointed or otherwise reasonably incident to such office or offices. Employee shall report directly to the President of LSB and, if LSB is consolidated into Biosource, then to the chief executive of the successor entity of LSB in Biosource. The Employee will devote Employee's best efforts and all necessary time and attention to the performance of all duties under this Agreement. The employment relationship between the parties shall be governed by the general employment policies or practices of the Employer, as adopted or revised from time to time by the Employer.

     3. Compensation and Other Employee Benefits. Employee's compensation and benefits will be reviewed periodically and adjusted consistent with Employer's policies and practices with respect to its senior personnel. As compensation for Employee's services under the terms of this Agreement:

                  (a) The Employee shall be paid a salary in the amount specified on the attached Schedule A (such salary is herein referred to as the "Base Salary") payable monthly, less applicable tax withholding, which covers all hours worked.

                  (b) The Employee shall receive stock options of the Employer (or parent corporation of Employer, the "Parent") in the amount and at such time or times as may be specified from time to time by the Employer or Parent in their discretion.

                  (c) The Employee may have the opportunity to earn additional compensation (the "Additional Compensation") in the amount and at such time or times as may be specified from time to time by the Employer or Parent in their discretion. The Base Salary and the Additional Compensation are collectively referred to as the "Total Compensation."

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                  (d) Subject to the right of the Employer to amend or terminate any employee and/or group or senior executive benefit or bonus plan or program, and to the terms and conditions of such plans and programs, the Employee shall be entitled to receive the following employee benefits:

                            (i) The Employee shall have the right to participate
                   in such employee plans as are maintained by the Employer and are available to its exempt salaried employees generally (including, without limitation, retirement, disability, accident, medical, dental, life insurance and hospitalization plans, to the extent such plans are provided);

                            (ii) The Employee shall be entitled to reimbursement
                   from the Employer for reasonable out-of-pocket expenses incurred by Employee in the course of the performance of Employee's duties hereunder, subject to the submission of reasonable documentation by the Employee and in accordance with the Employer's practices and policies for such reimbursements; and

                            (iii) The Employee shall be entitled to vacation
                   days and holiday pay in accordance with the policies applicable to the Employer's key employees generally.

     4. Term. The term of this Agreement shall commence on the Effective Date hereof and shall continue for a period of five (5) years, unless terminated pursuant to Section 5 below.

     5. Termination.


                  (a) Death. If the Employee dies during the term of this Agreement and while in the employ of the Employer, the terms of this Agreement shall automatically terminate as of the date of the Employee's death; provided, however, that the Employer's obligations under Section 7 shall survive.

                  (b) Disability. If, during the term of this Agreement, the Employee is unable to perform his duties hereunder as a result of any physical or mental disability which continues for one hundred eight
         (180) days in any three hundred sixty-five (365) day period, then the Employer may terminate this Agreement upon written notice to Employee; provided, however, that the Employer's obligations under Section 7 shall survive.

                  (c) Retirement. If, during the term of this Agreement, the Employee elects to retire from active employment with Employer, then the Employer may terminate the terms of this Agreement upon written notice to Employee; provided, however, that the Employer's obligations under Section 7 shall survive.

                  (d) Termination for Cause by the Employer. At any time during the term of this Agreement, Employer may, upon written notification to the Employee, discharge the Employee for cause and terminate this Agreement; provided, however, that the Employer's obligations under
         Section 7 shall survive.

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     6. Confidentiality. For the period during which the Employee is employed by the Employer and thereafter (regardless of the reason for termination of employment), the Employee will not divulge, except to employees, directors and officers of Employer and such others as may reasonably need to know in order for Employee to perform his work hereunder or appropriate to Employee's own use or to the use of others any secret, confidential or proprietary information pertaining to the business of the Employer or any subsidiary or affiliate of Employer (including without limitation, trade secrets, technology, know how, designs, specifications, software, source code, protocols, algorithms, business strategies or plans, or other intellectual property), except as first approved in writing by Employer. For purposes of this Agreement, the term secret, proprietary or confidential information does not include any information that is or becomes generally available to and known by the public (other than as a result of an unpermitted disclosure directly or indirectly by the Employee or any third party).

     7. Noncompetition. Employee agrees to the restrictions set forth in this
Section 7, which restrictions the Employee agrees are reasonable in light of the consideration provided to Employee pursuant to this Agreement and specifically to this Section 7. Subject to the terms of this Section 7 and in exchange for a fee of $500,000 (the "Exclusivity Fee") to be paid to the Employee, or his estate, over a two-year period beginning on the Effective Date hereof and payable monthly at the rate of $20,833, less applicable tax withholding, the Employee shall not, for the term of this Agreement, directly or indirectly, as an owner, partner, shareholder except to the extent specified herein, director, consultant, agent, employee or co-venturer of any Person (as defined herein), compete commercially in the Employer Business (as defined herein). For purposes of this Agreement, (a) the term "Employer Business" shall mean the businesses of LSB and Biosource including the business of (i) making or having made, designing, developing, manufacturing, selling or having sold, buying, acquiring, licensing, leasing, furnishing, or maintaining or using products, including diagnostics, diagnostic markers, novel targets for drug discovery, drug combinations, improved drugs, related software, hardware, instruments or machines, and processes related to researching, finding, isolating, analyzing, identifying, and characterizing proteins; (ii) researching, finding, isolating, analyzing, identifying, and characterizing proteins, characterizing disease processes at the protein level by the systematic study of the protein complement of an organism, and/or compiling protein databases, in each case for commercial purposes; (iii) leasing or selling instruments, systems, protein databases and related research services anywhere in the world (nothing in this definition is intended to narrow the recognition that the products and processes and databases developed by Employer may have applicability beyond their uses in association with proteins and would be used, sold or leased within the scope of Employer Business for all such uses), and (b) the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization. The Employee may purchase a passive investment representing an interest of less than five percent (5%) of any outstanding class of shares of any Person competing in the Employer Business (i) if the class or series is listed on a national or regional securities exchange or publicly traded in the "over-the-counter" market or (ii) with the consent of Employer, which shall not be unreasonably withheld.

     8. Form of Remedy and Continuing Provisions. The Employee acknowledges that the Employer would be irreparably injured by a violation of Section 6 and 7 and that the Employer would have no adequate remedy at law in the event of such violation. Therefore, the Employee acknowledges and agrees that, in addition to any other remedies available, injunctive

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relief, specific performance or any other appropriate equitable remedy (without any bond or other security being required) are appropriate remedies of the Employer to enforce compliance with Section 6 and 7. The provisions of Section 6 and 7 shall continue in effect, notwithstanding the termination of Employee's employment or any other termination of this Agreement.

     The Employer acknowledges that the Employee would be irreparably injured by a violation of Section 7 by Employer and that the Employee would have no adequate remedy at law in the event of any such violation. Therefore, the Employer acknowledges and agrees that, in addition to any other remedies available, injunctive relief, specific performance or any other appropriate equitable remedy (without any bond or other security being required) are appropriate remedies of the Employee to enforce compliance with Section 7. The Employer's obligations under Section 7 regarding payment of the Exclusivity Fee shall continue in effect until such payment is fully satisfied.

     9. Entire Agreement; Amendments; Waivers. This Agreement contains the entire agreement of the Employee, LSB and Biosource relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between said parties with respect to the subject matter hereof. To the extent that the terms of this Agreement conflict with the Proprietary Information and Inventions Agreement entered into by and between Employee and Biosource Technologies, Inc., the terms of this Agreement shall prevail; provided however, that the Proprietary Information and Inventions Agreement shall remain in effect so long as Employee is employed by LSB or Biosource. Further, to the extent that the terms of said Proprietary Information and Inventions Agreement conflict with the terms of this the License and Consulting Agreement by and between Biosource Technologies, Inc. and Norman G. Anderson, said License and Consulting Agreement shall prevail. This Agreement may be amended, modified or supplemented, but only in writing signed by each of the parties hereto. Any term of this Agreement may be waived only with the written consent of the party sought to be bound, and the waiver by any party to this Agreement of a breach of any provision of the Agreement by another party shall not operate or be construed as a waiver by such party of any subsequent breach by such other party.

     10. Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     11. Assignments. The Employer may assign this Agreement to any person or entity succeeding to all or substantially all of the business interests of the Employer by merger or otherwise. The rights and obligations of the Employee under this Agreement are personal to Employee, and no such rights, benefits or obligations shall be subject to voluntary or involuntary alienation, assignment or transfer, except as otherwise contemplated hereby.

     12. Effect of Agreement. Subject to the provisions of Section 11 of this Agreement with respect to assignments, this Agreement shall be binding upon the Employee and

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Employee's heirs, executors, administrators, legal representatives and assigns and upon LSB, Biosource and their respective successors and assigns.

     13. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later.

     14. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the state of Maryland, notwithstanding choice of law rules.

     15. Litigation & Arbitration Costs. If any legal proceeding or arbitration is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach hereof, the substantially prevailing party shall be entitled to reasonable attorneys' fees, as well as its costs and disbursements, in addition to any other relief to which it may be entitled.

     16. Arbitration. In the event of a dispute between or among the parties hereto regarding the terms and conditions of this Agreement ("Dispute"), said parties shall attempt in good faith to resolve the Dispute within five (5) calendar days. If, after such time, the parties are unable to resolve the Dispute, the parties shall submit to arbitration conducted by JAMS/Endispute in San Francisco, California (which submission shall be accompanied by a demand for arbitration under applicable arbitration rules). Such arbitration shall be conducted before a single arbitrator selected by agreement of the parties hereto in accordance with the rules of JAMS/Endispute Comprehensive Rules of Commercial, Real Estate and Construction Cases (www.jamsendispute.com). If the parties are unable to agree to a single arbitrator within three (3) calendar days of demand for arbitration, JAMS/Endispute shall appoint the arbitrator who shall be experienced with resolving corporate employer-employee disputes. The arbitrator shall not be empowered to award damages in excess of compensatory damages and the arbitration shall be resolved within thirty (30) calendar days of its initiation. Judgment upon any decision rendered by the arbitrator may be entered by any court having jurisdiction. The procedures set forth in this
Section 16 are the sole and exclusive procedures for the resolution of disputes among the parties arising out of or related to this Agreement; provided, however, that any party may seek a preliminary injunction or other provisional judicial relief if, in its sole judgment, such action is necessary to avoid irreparable damage or to preserve the status quo. All pending court action shall be stayed and all applicable statutes of limitation and defenses based on the passage of time shall be tolled while alternative dispute resolution efforts are pursued. The parties shall take such action, if any, necessary to effectuate such stay or tolling.

     17. Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.


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     IN WITNESS WHEREOF, LSB, Biosource and Norman G. Anderson have executed this Agreement



Large Scale Biology Corporation        Norman G. Anderson:

                                         /s/ Norman G. Anderson
-------------------------------        --------------------------------
signature                              signature


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name


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title



Biosource Technologies, Inc.


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signature


-------------------------------
name


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title

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                                   SCHEDULE A

                                       TO

                              EMPLOYMENT AGREEMENT

                             WITH NORMAN G. ANDERSON

                                  Compensation





Base Salary: $185,000 per annum




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